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                                                                    EXHIBIT 21.1

                          SCHEIN PHARMACEUTICAL, INC.
                            LIST OF SUBSIDIARIES

The following is a list of subsidiaries of the Company as of December 25, 1999:

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                                                                    % OF VOTING
               NAME                               STATE OF          SECURITIES
                                               INCORPORATION           OWNED
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
Schein Pharmaceutical, Inc.                       Delaware
 Danbury Pharmacal, Inc.                          Delaware            100%
  Danbury Pharmal Puerto Rico Inc                 Delaware            100%
 Steris Laboratories, Inc.                        Delaware            100%
 Marsam Pharmaceuticals, Inc.                     Delaware            100%
  MSI, Inc.                                       Delaware            100%
 Schein Pharmaceutical PA, Inc.                   Delaware            100%
 Schein Pharmaceutical Services Co.               Delaware            100%
 Schein Bayer Pharmaceutical Services, Inc.       Delaware             50%
 Ranbaxy Shein Pharma, LLC                        Delaware             50%
 Schein Pharmaceutical International, Inc.        Delaware            100%
  Schein Pharmaceutical Canada, Inc.              Canada               50%
  Schein Pharmaceutical B.V.                      Netherlands         100%
   Triomed Ltd.                                   S.Africa             50%
  Schein Pharmaceutical Ltd.                      Bermuda             100%
  Schein Pharmaceutical UK Holding Ltd.           United Kingdom      100%
   Schein Pharmaceutical UK Ltd.                  United Kingdom      100%
   Schein Pharma Italia Srl.                      Italy               100%
  Schein Farmaceutica de Peru                     Peru                100%
  International Generics Company Ltd.             Taiwan              100%
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